Exhibit 99.6

PROXY

NORTHERN STAR INVESTMENT CORP. II

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, NY 10174

Tel. (212) 818-8800

ANNUAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING TO BE HELD ON

[•], 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement/Prospectus in connection with the annual meeting to be held virtually over the Internet by means of a live audio webcast at [•] EST on [•], 2021, and hereby appoints Joanna Coles and Jonathan J. Ledecky, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all ordinary shares, of Northern Star Investment Corp. II (“Northern Star”) registered in the name provided, which the undersigned is entitled to vote at the annual meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement/Prospectus.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 BELOW (THE BUSINESS COMBINATION PROPOSAL), “FOR” PROPOSAL 2 BELOW (THE PIPE PROPOSAL), “FOR” EACH OF THE PROPOSALS 3 TO 7 BELOW (THE CHARTER PROPOSALS), “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 8 BELOW (THE DIRECTOR ELECTION PROPOSAL), “FOR” PROPOSAL 9 BELOW (THE INCENTIVE EQUITY PLAN PROPOSAL), AND “FOR” PROPOSAL 10 BELOW (THE ADJOURNMENT PROPOSAL).

THE NORTHERN STAR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 BELOW (THE BUSINESS COMBINATION PROPOSAL), “FOR” PROPOSAL 2 BELOW (THE PIPE PROPOSAL), “FOR” EACH OF THE PROPOSALS 3 TO 7 BELOW (THE CHARTER PROPOSALS), “FOR” THE ELECTION OF ALL OF THE DIRECTORS IN PROPOSAL 8 BELOW (THE DIRECTOR ELECTION PROPOSAL), “FOR” PROPOSAL 9 BELOW (THE INCENTIVE EQUITY PLAN PROPOSAL), AND “FOR” PROPOSAL 10 BELOW (THE ADJOURNMENT PROPOSAL).

THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL, PIPE PROPOSAL, CHARTER PROPOSALS, INCENTIVE EQUITY PLAN PROPOSAL AND DIRECTOR ELECTION PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE BUSINESS COMBINATION.

PLEASE RETURN THIS PROXY AS SOON AS POSSIBLE.

PROXY

1.  To approve and adopt the Merger Agreement (as defined in the Proxy Statement/Prospectus), and the transactions contemplated thereby, including (i) the merger of NSIC II-A Merger LLC with and into Apex Fintech Solutions LLC; (ii) immediately thereafter and as part of a single integrated transaction, the merger of Apex Fintech Solutions LLC with and into NSIC II-B Merger LLC; and (iii) the issuance of shares of Class A Common Stock of Northern Star to Apex Fintech Solutions LLC’s members.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

2. To approve the issuance of an aggregate of 45,000,000 shares of Northern Star common stock in a private placement at a price of $10.00 per share, for an aggregate purchase price of $450,000,000.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

To approve the amendment and restatement of Northern Star’s current amended and restated certificate of incorporation to:

3. change the name of Northern Star to “Apex Fintech Solutions, Inc.”;	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

4.  increase the number of shares of common stock Northern Star is authorized to issue to 1,300,000,000 shares and to remove the provisions for Northern Star’s current Class B Common Stock, so that the Class B Common Stock will cease to exist and Northern Star will have a single class of common stock;

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

5.  remove the right of stockholders of Northern Star to act without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of common stock were present and voted;

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

6.  add supermajority voting provisions applicable after such time as PEAK6 Investments LLC, PEAK6 Group LLC and their respective affiliates no longer beneficially own more than 50% of the then outstanding shares of the capital stock of Northern Star, requiring the affirmative vote of the holders of 75% of the voting power of all of the then outstanding shares of the capital stock of Northern Star to amend certain provisions of the certificate of incorporation and to adopt, amend or repeal any provision of the bylaws; and

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

7. remove the various provisions applicable only to special purpose acquisition companies and make certain other immaterial changes that the Northern Star board deems appropriate.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

8. To elect six directors who, upon the consummation of the transactions contemplated by the Merger Agreement, will be the directors of Northern Star, in the classes set forth below:

Class A (to serve until 2022 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
	FOR	WITHHOLD
Joanna Coles	[ ]	[ ]
David Snyderman	[ ]	[ ]

Class B (to serve until 2023 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
	FOR	WITHHOLD
William Capuzzi	[ ]	[ ]
Judi Hart	[ ]	[ ]

Class C (to serve until 2024 annual meeting or until their successors are elected and qualified or their earlier resignation or removal):
	FOR	WITHHOLD
Matthew Hulsizer	[ ]	[ ]
Jennifer Just	[ ]	[ ]

9. To approve the 2021 Equity Incentive Plan.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

10.  To adjourn the annual meeting to a later date or dates if it is determined by the officer presiding over the special meeting that more time is necessary for Northern Star to consummate the transactions contemplated by the Merger Agreement.

	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

[ ] MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Dated: _________________________ 2021

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.